EXHIBIT 10.1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

    This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made as of December 3, 2014, by and between Patriot Transportation Holding Inc., a Florida corporation ("Assignor") and FRP Holdings Inc., a Florida corporation ("Assignee").

                                   RECITALS

    Pursuant to the Merger Agreement dated as of December 3, 2014, among Assignor, Assignee and Patriot Merger Sub Inc. (the "Merger Agreement"), Assignor will create a new holding company structure by merging Patriot
Merger Sub Inc. with and into Assignor, with Assignor being the surviving corporation, and converting the capital stock of Assignor into the capital stock of Assignee (the "Merger"). In connection with the Merger, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the agreements listed on Exhibit A (together with the award agreements entered into pursuant to such plans, the "Assumed Agreements").

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:

    1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.

    2. Assignment. Assignor hereby assigns to Assignee all of its rights and obligations under the Assumed Agreements listed on Exhibit A hereto.

    3. Assumption. Assignee hereby assumes all of the rights and obligations of Assignor under the Assumed Agreements, and agrees to abide by and perform all terms, covenants and conditions of Assignor under such Assumed Agreements. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Agreements, Assignor agrees to pay
(i) all expenses incurred by Assignee in connection with the assumption of the Assumed Agreements pursuant to this Agreement and (ii) all expenses incurred by Assignee in connection with the registration on Form S-8 of the shares of common stock of Assignee to the extent required in connection with the Equity Plans and the Stock Incentive Plans, including, without limitation, registration fees imposed by the Securities and Exchange Commission. At the Effective Time, the Assumed Agreements shall each be amended as necessary to provide that references to Assignor in such agreements shall be read to refer to Assignee.

    4. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying the other parties thereto of such assignment and assumption.

    5. Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.

    6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of laws principles.


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    7. Entire Agreement. This Agreement, including Exhibit A attached hereto, together with the Merger Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing executed by the parties hereto.

    8. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

    9. Third Party Beneficiaries. The parties to the various stock option agreements entered into pursuant to the Equity Plans and who are granted Options, are intended to be third party beneficiaries to this Agreement.

    10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

    This Assignment and Assumption Agreement is signed as of the date first written above.

                                Assignor:

                                PATRIOT TRANSPORTATION HOLDING INC.

                                By:  /s/ John D. Milton, Jr.
      				-------------------------------------------
				John D. Milton, Jr.
				Executive Vice President
                                and Chief Financial Officer


                                Assignee:

                                FRP HOLDINGS INC.

                                By:  /s/ John D. Milton, Jr.
      				-------------------------------------------
				John D. Milton, Jr.
				Executive Vice President
                                and Chief Financial Officer


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                                   Exhibit A

                               Assumed Agreements


Equity Plans*

Patriot Transportation Holding Inc. 2000 Stock Option Plan

Patriot Transportation Holding Inc. 2006 Stock Incentive Plan


* Includes all stock option agreements, restricted stock agreements entered into pursuant to any of the foregoing plans.


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